Exhibit 1.1

Sabre Corporation

Common Stock

($0.01 par value)

ATM EQUITY OFFERINGSM SALES AGREEMENT

August 19, 2021

BofA Securities, Inc.

Citigroup Global Markets Inc.

Mizuho Securities USA LLC

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Citigroup Global Markets Inc.

338 Greenwich Street

New York, New York 10013

c/o Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

Ladies and Gentlemen:

Sabre Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time to or through BofA Securities, Inc. (“BofA”), Citigroup Global Markets Inc. (“Citi”) or Mizuho Securities USA LLC (“Mizuho”), as sales agent and/or principal (each, an “Agent”, and collectively, the “Agents”), shares (the “Shares”) of the Company’s common stock, $0.01 par value (the “Common Stock”), having an aggregate gross sales price not to exceed $300,000,000, on the terms set forth in this ATM Equity OfferingSM Sales Agreement. The Company agrees that whenever it determines to sell Shares directly to one or more of the Agents as principal it will enter into a separate written Terms Agreement (each, a “Terms Agreement”), in substantially the form of Annex I hereto, relating to such sale in accordance with Section 2(k) hereof. References herein to “this Agreement” or to matters contained “herein” or “hereunder”, or words of similar import, mean this ATM Equity Offering SM Sales Agreement and any applicable Terms Agreement.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement”, as defined under Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (File No. 333-255669), covering the public offering and sale of certain securities of the Company, including the Shares, under the 1933 Act and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”). The “Registration Statement”, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of the Registration Statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B (“Rule 430B(f)(2)”), including the exhibits and schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The base prospectus filed as part of such automatic shelf registration statement, as amended in the form in which it has been filed most recently with the Commission in accordance with Section 3(b) or 3(c) hereof, including the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Base Prospectus”. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Shares in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”). Such final prospectus supplement, as amended by the prospectus supplement filed most recently with the Commission in accordance with Section 3(b), 3(c) or 3(n) hereof, as the case may be, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Prospectus Supplement”. The Base Prospectus, as amended by the Prospectus Supplement and any applicable pricing supplement thereto, in the form the Base Prospectus, the Prospectus Supplement and any such pricing supplement are first furnished to the Agents for use in connection with the offering and sale of Shares, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system)(“EDGAR”).

As used in this Agreement:

“Applicable Time” means, with respect to any offer and sale of Shares, the time immediately prior to the first contract of sale for such Shares, or such other time as agreed by the Company and the applicable Agents.

“General Disclosure Package” means each Issuer General Use Free Writing Prospectus, if any, issued prior to the Applicable Time, the most recent Prospectus filed with the Commission in accordance with Section 3(b), 3(c) or 3(n) hereof that is distributed to investors prior to the Applicable Time and the number of Shares, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus approved by the Agents or, in the case of a specific offer and sale of Shares, the applicable Agents pursuant to Section 3(l) hereof that is furnished to the Agents or such Agents, as the case may be, for general distribution to investors, as evidenced by communications between the Company and the Agents or such Agents, as the case may be.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “made,” “stated” or “referred to” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time relating to the particular Shares; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time relating to the particular Shares.

Section 1. Representations and Warranties. The Company represents and warrants to the Agents at the date of this Agreement, each Registration Statement Amendment Date (as defined in Section 3(o) hereof), each Company Periodic Report Date (as defined in Section 3(n) hereof), each Company Earnings Report Date (as defined in Section 3(o) hereof), each Request Date (as defined in Section 3(o) hereof), each Applicable Time and each Settlement Date (as defined in Section 2(h) hereof) (collectively, a “Representation Date”), and agrees with the Agents, as follows:

(i) Compliance of the Registration Statement, the Prospectus and Incorporated Documents. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an automatic shelf registration statement under Rule 405 and the Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations (“Rule 401(g)(2)”) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and as of each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2), complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each of any preliminary prospectus and the Prospectus and any amendment or supplement thereto, at the time it was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and is identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(ii) No order preventing or suspending the use of any Issuer Free Writing Prospectus has been issued by the Commission.

(iii) Neither the Registration Statement nor any amendment thereto, at its effective time or at any Settlement Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agents expressly for use therein, it being understood that the only such information furnished by the Agents consists of the information set forth in Section 14 hereof. At each Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agents expressly for use therein, it being understood that the only such information furnished by the Agents consists of the information set forth in Section 14 hereof. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at any Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agents expressly for use therein, it being understood that the only such information furnished by the Agents consists of the information set forth in Section 14 hereof.

(iv) [Reserved.]

(v) The documents incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agents expressly for use therein, it being understood that the only such information furnished by Agents consists of the information set forth in Section 14 hereof.

(vi) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the applicable requirements of the 1933 Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and any materials or information provided to investors in connection with the marketing of the offering of the Shares, including any road show or investor presentations (whether in person or electronically), when considered with the General Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agents expressly for use therein.

(vii) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(viii) [Reserved.]

(ix) Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, assets, financial position, equity or results of operations or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock (other than as a result of the exercise of stock options, exercise of stock appreciation rights, the vesting of restricted stock units or the granting or forfeiture of stock options, restricted stock units, other equity awards in the ordinary course of business pursuant to the Company’s equity incentive plans that are described in the Registration Statement or the conversion or exchange of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus) or long-term debt (other than as described in the Registration Statement) of the Company or any of its subsidiaries or any Material Adverse Effect, or any development involving a prospective Material Adverse Effect, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the General Disclosure Package and the Prospectus.

(x) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as (A) are described in the General Disclosure Package and the Prospectus; (B) do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; (C) secure Sabre GLBL Inc.’s (“Sabre GLBL”) outstanding $775,000,000 in aggregate principal amount of 9.250% Senior Secured Notes due 2025; (D) secure Sabre GLBL’s outstanding $850,000,000 in aggregate principal amount of 7.375% Senior Secured Notes due 2025 and related guarantees; or (E) secure Sabre GLBL’s Amended Credit Agreement, effective as of February 19, 2013, among Sabre GLBL Inc., Sabre Holdings Corporation, Bank of America, N.A., as an administrative agent, Swing Line Lender, and an L/C Issuer, Deutsche Bank AG New York Branch, as an L/C Issuer, and the lenders party thereto; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(xi) The Company and its subsidiaries have been duly incorporated, formed or organized, as applicable, and each is validly existing as a corporation or other entity in good standing (or the local equivalent) under the laws of the jurisdiction in which it was incorporated, formed or organized, as applicable, with power and authority (corporate or other) to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation or other form of entity for the transaction of business and is in good standing (or the local equivalent) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or be in good standing (or the local equivalent) would not, individually or the in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xii) The Company has an authorized and outstanding capitalization as set forth in the General Disclosure Package and the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the Shares have been duly and validly authorized for issuance and sale to the Agents and are not subject to preemptive or similar rights and when issued and delivered in accordance with the provisions of this Agreement will be duly and validly authorized and issued, full paid and non-assessable and will conform in all material respects to the description of the Shares contained in the General Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company that are owned directly or indirectly by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as otherwise set forth in the General Disclosure Package and the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as described in the General Disclosure Package and the Prospectus.

(xiii) This Agreement has been duly authorized, executed and delivered by the Company.

(xiv) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Shares) will violate or result in a violation of Section 7 of the 1934 Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

(xv) Prior to the date hereof, none of the Company, its subsidiaries or any of their respective affiliates has taken any action which is designed to or which has constituted or which would reasonably have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

(xvi) The issue and sale of the Shares, the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement, security agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, including the indenture and other instruments governing Sabre GLBL’s outstanding $775,000,000 in aggregate principal amount of 9.250% Senior Secured Notes due 2025, outstanding $850,000,000 in aggregate principal amount of 7.375% Senior Secured Notes due 2025 and outstanding $335,000,000 in aggregate principal amount of 4.000% Senior Exchangeable Notes due 2025, (B) conflict with or result in any violations of any provision of the certificate of incorporation or by-laws of the Company or any of its subsidiaries, or (C) conflict with or result in any violations of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (A) and (C), for such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or have a Material Adverse Effect on the ability of the Company to consummate the transactions contemplated by this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares, except for the registration under the 1933 Act of the Shares, such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Agents, the approval for listing of the Shares on Nasdaq (as defined herein), the approval of the underwriting terms and arrangements by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and except where the failure to obtain any such consent, approval, authorization, order, registration or qualification would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xvii) Neither the Company nor any of its subsidiaries is (A) in violation of its certificate of incorporation or by-laws or similar organizational documents or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, security agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clauses (A) (if such entity is a subsidiary) and (B), for such violation or default, as applicable, as would not, individually or in the aggregate, result in a Material Adverse Effect.

(xviii) The statements set forth in the General Disclosure Package and the Prospectus under the caption “Description of Common Stock”, insofar as they purport to constitute a summary of the terms of the Shares, and under the caption “Plan of Distribution”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete summaries in all material respects, and the statements under the caption “U.S. Federal Income Tax Considerations For Non-U.S. Holders”, insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the Shares.

(xix) Other than as set forth in the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated in this Agreement; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(xx) The Company is not and, after giving effect to the offering and sale of the Shares as herein contemplated, will not be required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxi) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the 1933 Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the 1933 Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the 1933 Act.

(xxii) The Company maintains a system of internal accounting controls over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that complies with the requirements of the 1934 Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) the interactive data in eXtensible Business Reporting Language, if any, included or incorporated by reference in the Registration Statement is accurate to the extent required. Except as disclosed in the General Disclosure Package and the Prospectus, the Company’s internal control over financial reporting is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(xxiii) Since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(xxiv) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e)) under the 1934 Act) that comply with the requirements of the 1934 Act and such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; the Company has carried out evaluations of the effectiveness of its disclosure controls and procedures to the extent required by Rule 13a-15 of the 1934 Act and such disclosure controls and procedures are effective.

(xxv) Ernst & Young LLP, which has audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the 1933 Act and the rules and regulations of the Commission thereunder and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(xxvi) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent except for such disputes as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxvii) Except as set forth in the General Disclosure Package and the Prospectus or would not result in a Material Adverse Effect, (A) the Company and each of its subsidiaries own, possess or otherwise have the right to use sufficient intellectual property rights, including, without limitation, trademarks, service marks, trade names, patent rights, copyrights, trade secrets and all other similar rights (collectively, the “Intellectual Property Rights”) reasonably necessary to conduct their business as now conducted and as described in the General Disclosure Package and the Prospectus and (B) neither the Company nor any of its subsidiaries has received any written notice of infringements or conflict with asserted Intellectual Property Rights of others in the past two years.

(xxviii) The Company and each of its subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate U.S. federal, state or foreign regulatory agencies or bodies necessary to conduct their respective businesses in the manner described in the General Disclosure Package and the Prospectus, except where failure to have such certificates, authorizations or permits would not, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of, or noncompliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxix) Except as set forth or contemplated in the General Disclosure Package and the Prospectus, (A) the Company and each of its subsidiaries have filed all U.S. federal, state and foreign income and franchise tax returns that are required to be filed through the date of this Agreement or have properly requested extensions thereof, and have paid or reserved for all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings, except where the failure to file such tax returns or pay or reserve for such taxes, assessments, fines and penalties, individually or in the aggregate, would not result in a Material Adverse Effect and (B) the Company has made adequate charges, accruals and reserves in accordance with U.S. generally accepted accounting principles in its consolidated financial statements contained in the General Disclosure Package and the Prospectus in respect of all U.S. federal, state and foreign income and franchise taxes for all periods as to which the tax liabilities of the Company or any of its subsidiaries has not been finally determined, except where the failure to make such charges, accruals and reserves, individually or in the aggregate, would not result in a Material Adverse Effect.

(xxx) The Company and each of its subsidiaries are insured by recognized and financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed reasonably adequate for the conduct of their respective businesses, including, without limitation, policies covering real and personal property owned, leased or operated by them against theft, damage, destruction, acts of vandalism and earthquakes, except where the failure to be so insured, individually or in the aggregate, would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to (A) renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be reasonably necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect.

(xxxi) Except as would not, individually or in the aggregate, result in a Material Adverse Effect: (A) neither the Company nor any of its subsidiaries is in violation of any applicable U.S. federal, state, local or foreign law (including common law), regulation, rule, requirement, decision or order relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), natural resources, or wildlife, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport handling, or exposure to, of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, without limitations, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries as such business is currently conducted under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (B) there is no claim, action or cause of action against the Company or any of its subsidiaries filed with a court or governmental authority, no investigation with respect to which the Company or any of its subsidiaries has received written notice, and no written notice received by the Company or any of its subsidiaries from any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”) pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (C) to the knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that would reasonably be expected to result in a violation of any Environmental Law that could give rise to liability of the Company or any of its subsidiaries, or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

(xxxii) The Company and each of its subsidiaries and any “employee benefit plan” (as defined under Section 3(3) of the Employee Retirement Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or its ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member. No “reportable event” (as defined under ERISA), other than a reportable event for which notice has been waived, has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan”; or (B) Sections 412, 4971, 4975 or 4980B of the Code. With respect to each “employee benefit plan” subject to Title IV of ERISA, there has been no failure to satisfy the minimum funding standard of Sections 302 and 303 of ERISA or Sections 412 and 430 of the Code (whether or not waived in accordance with Section 412(c) of the Code or Section 302(c) of ERISA) and no failure to make by its due date a required installment under Section 430(j) of the Code with respect to any “employee benefit plan” or the failure to make any required contribution to a “multiemployer plan” within the meaning of Section 4001(c)(3) of ERISA (“Multiemployer Plan”). Each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401 of the Code has received a determination letter from the Internal Revenue Service stating that it is so qualified, and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(xxxiii) Except as provided pursuant to any indebtedness of the Company and its subsidiaries described in the documents incorporated by reference in the General Disclosure Package and the Prospectus, as of the date hereof and any Trading Day Shares are delivered, no subsidiary of the Company is or will be prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xxxiv) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Agents for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(xxxv) Since the date of the most recent balance sheet of the Company included or incorporated by reference in the General Disclosure Package and the Prospectus, (i) the Company has not been advised of or become aware of (A) any material weaknesses or significant deficiencies (both within the meaning of Rule 1-02 of Regulation S-X under the 1933 Act) in the design or operation of internal controls, that could adversely affect the ability of the Company or any of its subsidiaries to record, process, summarize and report financial data or any other material weaknesses or significant deficiencies in internal controls, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries and (ii) there have been no changes in internal controls or in other factors that could materially affect internal controls, including any corrective actions with regard to material weaknesses and significant deficiencies.

(xxxvi) The historical financial statements included or incorporated by reference in the General Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such historical financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States, applied on a consistent basis throughout the periods involved.

(xxxvii) Neither the Company, nor any of its subsidiaries or controlled affiliates, nor, to the knowledge of the Company, any of the directors, officers, employees, non-controlled affiliates or agents of the Company or representatives of the Company, its subsidiaries or its affiliates or other person associated with or acting on behalf of the Company or any of their subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the U.K. Bribery Act of 2010, or any other applicable anti-bribery or anti-corruption law, including, without limitation, (A) taken any unlawful action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office); (B) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (C) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (D) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions; (E) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; or (F) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and the Company and its subsidiaries have instituted and maintain and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with applicable anti-corruption laws and with the representation and warranty contained herein. Neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in violation of any applicable anti-corruption laws. “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(xxxviii) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable money laundering statutes of all jurisdictions where the Company and its subsidiaries conduct business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of their subsidiaries (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxix) None of the Company, nor any of its subsidiaries or affiliates, nor any of their respective directors or officers, nor to the knowledge of the Company, any of the employees of the Company is, or is controlled by an entity (“Person”) that is, (A) a person or entity with whom dealings are currently prohibited, or that is currently the target or subject under any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (B) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealing with that country or territory (including without limitation, Crimea, Cuba, Iran, North Korea and Syria). The Company will not, directly or indirectly, use the proceeds of the offering and sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (A) to fund or facilitate any activities of or business with any Person that, at the time of such funding or facilitation, is the subject or target of Sanctions, or is in Cuba, Iran, Syria, North Korea, Crimea, or in any other country or territory, that, at the time of such funding or facilitation, is the subject or target of Sanctions, or (B) in any other manner that will result in a violation by any Person (including any Person participating in the offering and sale of the Shares, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in any dealings or transactions with any Person that, at the time of such dealing or transaction, is or was the subject or target of Sanctions or with or in any country or territory that is or was the target or subject of Sanctions, except as otherwise permitted under applicable law, regulation, exemption or exception. To the best knowledge and belief of the Company, the Company and its subsidiaries are in compliance with all applicable Sanctions, except such failure to comply as would not reasonably be expected to have a Material Adverse Effect on the Company, and no action, suit, proceeding or investigation by or before any court or governmental agency, authority or body involving the Company or any of its subsidiaries with respect Sanctions is pending or, to the best knowledge and belief of the Company, threatened.

(xl) The Company is and its subsidiaries are, and immediately after the Applicable Time will be, Solvent (as defined below). As used herein, the term “Solvent” means, with respect to each of the Company and its subsidiaries on a particular date, that on such date: (A) the fair market value of its assets is greater than the total amount of its liabilities (including contingent liabilities); (B) the present fair salable value of its assets is greater than the amount that will be required to pay the probable liabilities on its debts as they become absolute and matured; (C) it is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, and (D) such person does not have unreasonably small capital; provided, that for purposes of this definition, any intercompany indebtedness will be disregarded.

(xli) Except as publicly disclosed, (A)(I) to the Company’s knowledge, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to any of the Company’s and its subsidiaries’ information technology and computer systems, networks, hardware, software, data and data-bases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”), except for those that have been remedied without material cost or liability or the duty to notify any governmental or regulatory authority and (II) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; (B) the Company and its subsidiaries are presently in substantial compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards that, to the Company’s knowledge, are adequate to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards.

(xlii) The interactive data in eXtensible Business Reporting Language, if any, included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto to the extent required.

Any certificate signed by any officer or other authorized signatory of the Company and delivered to the Agents or to counsel for the Agents shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby.

Section 2. Sale and Delivery of Shares.

(a) Subject to the terms and conditions set forth herein, the Company agrees to issue and sell Shares through the applicable Agents acting as sales agent or directly to the applicable Agents acting as principal from time to time. Sales of the Shares, if any, through an Agent acting as sales agent or directly to an Agent acting as principal will be made by means of ordinary brokers’ transactions on the Nasdaq Global Select Market (“Nasdaq”) or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

(b) The Shares are to be sold to an Agent on an agented basis on any day (other than a day on which Nasdaq is scheduled to close prior to its regular weekday closing time)(each, a “Trading Day”) on which (i) the Company has instructed such Agent to make such sales and (ii) the Company has satisfied its covenants and conditions specified in Sections 4 and 5 hereof. On any Trading Day, the Company may sell Shares through only one Agent and, if it determines to do so, shall instruct the applicable Agent by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by such Agent) as to the maximum number of Shares to be sold on such Trading Day and the minimum price per Share at which such Shares may be sold. Subject to the terms and conditions specified herein (including, without limitation, the accuracy of the representations and warranties of the Company and the performance by the Company of its covenants and other obligations, contained herein and the satisfaction of the additional conditions specified in Section 5 hereof), such Agent shall use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell all of the Shares so designated by the Company as sales agent in accordance with such instruction. On any Trading Day, the Company shall give at least one business day’s prior written notice by telecopy or email to the Agents as to any change of the Agent through whom sales of Shares as sales agent will be made. For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or security holders of the Company or its subsidiaries or to a trustee or other person acquiring Shares for the accounts of such persons in which any of BofA, Citi or Mizuho is acting for the Company in a capacity other than as Agent under this Agreement. The Company and the Agents each acknowledge and agree that (A) there can be no assurance that any Agent will be successful in selling any Shares and (B) the Agents will not incur any liability or obligation to the Company if they fail to sell Shares for any reason other than a failure to use their respective commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell such Shares as required by this Agreement.

(c) The Company or the Agent through whom the sale of Shares are to be made as sales agent on any Trading Day may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the receiving party), suspend the offering of Shares with respect to which such Agent is acting as sales agent for any reason and at any time; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Shares sold, or with respect to Shares that the Company has agreed to sell, hereunder prior to the giving of such notice.

(d) The gross sales price of any Shares sold pursuant to this Agreement by the applicable Agent acting as sales agent of the Company shall be equal to, in the discretion of such Agent but subject to the specific instructions of the Company, the market price prevailing at the time of sale for the Shares sold by such Agent on Nasdaq or otherwise, at prices related to prevailing market prices or at negotiated prices. The compensation payable to an Agent for sales of Shares with respect to which such Agent acts as sales agent will not exceed, but may be lower than, 3.0% of the gross sales price for such Shares. The remaining proceeds, after further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any Governmental Entity or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such sales (the “Net Proceeds”). The applicable Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be made. Notwithstanding the foregoing, in the event the Company engages an Agent as sales agent for the sale of Shares that would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the 1934 Act, the Company and such Agent will agree to compensation for such Agent that is customary for such sales.

(e) If acting as sales agent hereunder, the applicable Agent shall provide written confirmation to the Company following the close of trading on Nasdaq on each Trading Day on which Shares are sold under this Agreement setting forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the aggregate Net Proceeds to the Company and the aggregate compensation payable by the Company to such Agent with respect to such sales.

(f) Under no circumstances shall the aggregate gross sales price or number, as the case may be, of Shares offered or sold pursuant to this Agreement, or which are the subject of instructions to an Agent as sales agent pursuant to Section 2(b) hereof, exceed the aggregate gross sales price or number, as the case may be, of Shares (i) referred to in the preamble paragraph of this Agreement, as reduced by prior sales of Shares under this Agreement, (ii) available for sale under the Registration Statement or (iii) duly authorized from time to time to be issued and sold under this Agreement by the Company. In addition, under no circumstances shall any Shares with respect to which the Agent acts as sales agent be offered or sold, or be the subject of instructions to an Agent as sales agent pursuant to Section 2(b) hereof, at a price lower than the minimum price therefor duly authorized from time to time by the Company and notified to the Agents in writing. The Agents shall have no responsibility for maintaining records with respect to Shares available for sale under the Registration Statement or for determining the aggregate gross sales price, number or minimum price of Shares duly authorized by the Company.

(g) If the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act are not satisfied with respect to the Company or the Shares, the Company shall promptly notify the Agents and future offers and sales of Shares through the Agents on an agented basis under this ATM Equity Offering SM Sales Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(h) Settlement for sales of Shares will occur on the second business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to in writing by the Company and the applicable Agents (each such day, a “Settlement Date”). On each Settlement Date for the sale of Shares through an Agent as sales agent, such Shares shall be delivered by the Company to such Agent in book-entry form to such Agent’s account at The Depository Trust Company against payment by such Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company. If the Company shall default on its obligation to deliver Shares through an Agent as sales agent on any Settlement Date, the Company shall (i) indemnify and hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay such Agent any commission to which it would otherwise be entitled absent such default.

(i) Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or instruct an Agent to offer or sell, any Shares through an Agent as sales agent (and, by notice to the Agents given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for any such offer or sale of any Shares prior to the commencement of the periods referenced below), and the Agents shall not be obligated to make any such offer or sale of Shares, (i) during any period in which the Company is, or could reasonably be deemed to be, in possession of material non-public information or (ii) except as provided in Section 2(j) hereof, at any time during the period commencing on the 10th business day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(j) Notwithstanding clause (ii) of Section 2(i) hereof, if the Company wishes to offer or sell Shares to an Agent as sales agent at any time during the period from and including an Earnings Announcement through and including the corresponding Filing Time, the Company shall first (i) prepare and deliver to such Agent (with a copy to counsel for the Agents) a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Agent, and, prior to its filing, obtain the written consent of such Agent to such filing (which consent shall not be unreasonably withheld), (ii) provide such Agent with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 3(o), (p) and (q), respectively, hereof, (iii) afford such Agent the opportunity to conduct a due diligence review in accordance with Section 3(t) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 2(j) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 3(o), (p) and (q), respectively, hereof, and (B) this Section 2(j) shall in no way affect or limit the operation of clause (i) of Section 2(i) hereof, which shall have independent application.

(k) The Agents shall not have any obligation to purchase Shares as principal, whether from the Company or otherwise, unless the Company and the applicable Agents agree as set forth below. Shares purchased from the Company by the applicable Agents, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Agents and the Company as evidenced by a Terms Agreement. The applicable Agents’ commitment to purchase Shares from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company, and performance by the Company of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth. At the time of each Terms Agreement, the applicable Agents shall specify the requirements, if any, for the officers’ certificate, opinions and letters of counsel and accountants’ letter pursuant to Section 3(o), (p) and (q), respectively, hereof. In the event of a conflict between the terms of this ATM Equity OfferingSM Sales Agreement and a Terms Agreement, the terms of such Terms Agreement shall control.

Section 3. Covenants. The Company agrees with the Agents:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) and 3(c) hereof, will comply with the requirements of Rule 430B, and will notify the Agents promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Shares shall become effective or any amendment or supplement to the Prospectus shall have been filed (other than an amendment or supplement providing solely for the determination of the terms of an offering of securities unless related to an offering of Shares, as to which the Company will only be obligated to notify the applicable Agents), provided that the Company shall not be required to provide notice of filings that are publicly available through EDGAR, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of any Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with any offering of Shares. In connection with a Terms Agreement, the Company will prepare and file with the Commission, subject to Section 3(c) hereof, a pricing supplement with respect to the offer and sale of Shares covered by such Terms Agreement. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)). The Company will make reasonable efforts to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof promptly. In the event of any issuance of a notice of objection, by the Commission, the Company shall take all necessary action to permit offers and sales of Shares by or through the Agents, including, without limitation, amending the Registration Statement or filing a new shelf registration statement relating thereto. The Company shall pay the required Commission filing fees relating to the Shares prior to the time the initial Prospectus Supplement is filed with the Commission or the time any subsequent Prospectus Supplement that increases the gross offering price or number of Shares that may offered and sold under this Agreement from that referenced in the immediately preceding Prospectus Supplement filed with the Commission.

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of sales of Shares as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus is required to be delivered (or but for the exception afforded by Rule 172 of the 1933 Act Regulations would be required to be delivered) under the 1933 Act Regulations in connection with sales of Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents or counsel to the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including, without limitation, the filing of any document incorporated by reference therein, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Agents or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents written notice of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Agents or such Agents, as the case may be, with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement and use its reasonable best efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as reasonably possible if the Company is no longer eligible to file an automatic shelf registration statement; provided, however, that the Company shall not file or use any such amendment or supplement to which the Agents or such Agents, as the case may be, or counsel for the Agents shall reasonably object.

(c) Filing or Use of Amendments and Supplements. The Company will give the Agents or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents written notice of its intention to file or use (i) any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus (other than an amendment or supplement thereto relating solely to the offering of securities unless related to an offering of Shares); provided that no such notice shall be required in the case of the Company’s fulfillment of 1934 Act reporting obligations, (ii) any new Prospectus Supplement that includes information in addition to the information referred to in Section 3(n) hereof or (iii) a pricing supplement disclosing the offer and sale of Shares covered by a Terms Agreement, will furnish the Agents or such Agents, as the case may be, with copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Agents or such Agents, as the case may be, or counsel for the Agents shall reasonably object.

(d) Delivery of Registration Statements. The Company has furnished or will deliver to the Agents and counsel for the Agents, without charge, upon written request, conformed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and conformed copies of all consents and certificates of experts. The conformed copies of the Registration Statement and each amendment thereto furnished to the Agents and counsel for the Agents will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Delivery of Prospectuses. The Company will furnish to the Agents or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents, without charge, upon execution of this Agreement and thereafter during the period in which a prospectus is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, such number of copies of the Prospectus (as amended or supplemented) as the Agents or such Agents, as the case may be, may reasonably request. The Company will also furnish, upon request of the Agents or such Agents, as the case may be, copies of the Prospectus (as amended or supplemented) to each exchange or market on which sales of Shares were made as may be required by the rules and regulations of such exchange or market. The Prospectus and any amendments or supplements thereto furnished in accordance with this Section will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) Reporting Requirements. The Company, during the period in which a prospectus is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods prescribed by, and meeting the requirements of, the 1934 Act and the 1934 Act Regulations. Additionally, the Company shall report the use of the net proceeds from the sale of any Shares as may be required under the 1933 Act and the 1933 Act Regulations, including, if applicable, Rule 463 of the 1933 Act Regulations.

(g) Blue Sky Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Agents or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents to qualify the Shares for offering and sale under the applicable securities laws of such states and non-U.S. jurisdictions as the Agents or such Agents, as the case may be, may, from time to time, reasonably designate and to maintain such qualifications in effect so long as required to complete the sale of the Shares contemplated by this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h) Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(j) Listing. The Company will use its best efforts to effect and maintain the listing of the Shares on, and satisfy the requirements of, Nasdaq.

(k) Notice of Certain Actions. During each period commencing on the date on which the Company provides sales instructions to an Agent and ending after the close of business on the Settlement Date for the related transaction, the Company will not, without the prior written consent of the Agents, unless it gives the Agents at least five business days’ prior written notice, (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap, agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion or exchange of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Registration

Statement, the General Disclosure Package and the Prospectus or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus. Upon receipt of any written notice contemplated above, an Agent may suspend its activity under this Agreement for such period of time as deemed appropriate by such Agent.

(l) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the applicable Agents, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to by the applicable Agents as an “issuer free writing prospectus,” as defined in Rule 433, and that it will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus any event shall occur or condition shall exist as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the applicable Agents and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m) No Stabilization or Manipulation. The Company agrees that neither it nor any controlled affiliate of the Company will take, directly or indirectly, any action which is designed, or would be reasonably expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Shares or to result in a violation of Regulation M under the 1934 Act.

(n) Update of Activity under this Agreement. The Company shall disclose (i) in each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any fiscal quarterly period (which, in the case of an Annual Report on Form 10-K, would mean the last quarterly period of the fiscal year) in which sales of Shares were made by or through an Agent under this Agreement (each date on which any such document or amendment thereto is filed, a “Company Periodic Report Date”), or (ii) to the extent required by applicable law and/or interpretations of the Commission, in Prospectus Supplements for each such fiscal quarterly period, the number of Shares sold by or through the Agents under this Agreement during such fiscal quarterly period and the net proceeds received by the Company and the aggregate compensation paid by the Company to the Agents with respect to such sales.

(o) Delivery of Future Officers’ Certificates. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agents as principal on a Settlement Date, (B) promptly after each (i) date on which the Registration Statement shall be amended or a new registration statement relating to the Shares shall become effective or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of securities, including the Shares, (2) in connection with the filing of a Prospectus Supplement that contains solely the information referred to in Section 3(n) hereof, or (3) in connection with the filing of any Current Report on Form 8-K (other than an Earnings 8-K and any other Current Report on Form 8-K which contains financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K under Item 2.02 of such form that is considered “filed” under the 1934 Act) (each such date, a “Registration Statement Amendment Date”), (ii) date on which an Earnings 8-K shall be filed with the Commission as contemplated by Section 2(j) hereof (a “Company Earnings Report Date”) and (iii) Company Periodic Report Date, and (C) promptly after each reasonable request by the Agents (each date of any such request by the Agents, a “Request Date”), the Company will furnish or cause to be furnished to the Agents or, in the case of clause (A) above, the applicable Agents, an officers’ certificate, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents, or, in the case of clause (A) above, such Agents, as the case may be, to the effect that the statements contained in the officers’ certificate referred to in Section 5(f) hereof that was last furnished to the Agents or, in the case of clause (A) above, such Agents, as the case may be, are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration

Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(f) hereof that, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate. As used in this Section 3(o), to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

The requirement to cause to be furnished officers’ certificates pursuant to this Section 3(o) shall be waived for any Registration Statement Amendment Date or Company Periodic Report Date occurring at a time at which the Company has not instructed any Agent to sell Shares as provided in Section 2(b), which waiver shall continue until the date on which the Company delivers such an instruction as provided in Section 2(b). Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any Registration Statement Amendment Date or Company Periodic Report Date when the Company relied on such waiver and did not furnish or cause to be furnished to the Agents officers’ certificates pursuant to this Section 3(o), then before the Company instructs any Agent to sell any Shares or enters into any Terms Agreement with any Agent or Agents, the Company shall cause to be furnished to the Agents officers’ certificates pursuant to this Section 3(o) dated as of the date of delivery thereof.

(p) Delivery of Future Opinions and Letters of Counsel. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agents as principal on a Settlement Date and (B) promptly after each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, the Company will furnish or cause to be furnished to the Agents or, in the case of clause (A) above, the applicable Agents, the written opinions and letters of counsel to the Company (who shall be reasonably acceptable to the Agents) or, in the case of clause (A) above, such Agents, as the case may be) and counsel to the Agents, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents, or, in the case of clause (A) above, such Agents, as the case may be, of the same tenor as the respective opinions and letters referred to in Section 5(b) and 5(c), as applicable, hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such opinion and letter or, in lieu of any such opinion and letter, counsel last furnishing such opinion and letter to the Agents or, in the case of clause (A) above, such Agents, as the case may be, shall furnish the Agents or, in the case of clause (A) above, such Agents, as the case may be, with a letter substantially to the effect that the Agents or, in the case of clause (A) above, such Agents, as the case may be, may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter authorizing reliance). As used in this Section 3(p), to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

The requirement to cause to be furnished the opinions and letters pursuant to this Section 3(p) shall be waived for any Registration Statement Amendment Date or Company Periodic Report Date occurring at a time at which the Company has not instructed any Agent to sell Shares as provided in Section 2(b), which waiver shall continue until the date on which the Company delivers such an instruction as provided in Section 2(b). Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any Registration Statement Amendment Date or Company Periodic Report Date when the Company relied on such waiver and did not furnish or cause to be furnished to the Agents the opinions and letters pursuant to this Section 3(p), then before the Company instructs any Agent to sell any Shares or enters into any Terms Agreement with any Agent or Agents, the Company shall cause to be furnished to the Agents the opinions and letters pursuant to this Section 3(p) dated as of the date of delivery thereof.

(q) Delivery of Future Accountants’ Letters. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agents as principal on a Settlement Date and (B) promptly after each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, the Company will cause its independent accountants to furnish to the Agents or, in the case of clause (A) above, the applicable Agents, a letter, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents, or, in the case of clause (A) above, such Agents, as the case may be, of the same tenor as the letter referred to in Section 5(d) hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter. As used in this paragraph, to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

The requirement to cause to be furnished accountant letter(s) pursuant to this Section 3(q) shall be waived for any Registration Statement Amendment Date or Company Periodic Report Date occurring at a time at which the Company has not instructed any Agent to sell Shares as provided in Section 2(b), which waiver shall continue until the date on which the Company delivers such an instruction as provided in Section 2(b). Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any Registration Statement Amendment Date or Company Periodic Report Date when the Company relied on such waiver and did not furnish or cause to be furnished to the Agents accountant letter(s) pursuant to this Section 3(q), then before the Company instructs any Agent to sell any Shares or enters into any Terms Agreement with any Agent or Agents, the Company shall cause to be furnished to the Agents accountant letter(s) pursuant to this Section 3(q) dated as of the date of delivery thereof.

(r) Trading in the Common Stock. The Company consents to the Agents trading in the Company’s Common Stock for their own account and for the account of their clients at the same time as sales of Shares occur pursuant to this Agreement.

(s) [Reserved.]

(t) Due Diligence Review. The Company will cooperate with any due diligence review reasonably requested by the Agents or counsel for the Agents, fully and in a timely manner, in connection with offers and sales of Shares from time to time, including, without limitation, and upon reasonable notice, providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices.

(u) Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), this Agreement is still in effect or any Shares purchased by an Agent as principal remain unsold, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents and (ii) promptly file, if it is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form and substance satisfactory to the Agents. If, at the time the Company intends to file such a new automatic shelf registration statement, it is not eligible to do so, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents, (ii) promptly file a new shelf registration statement on the proper form relating to the Shares, in a form and substance satisfactory to the Agents, (iii) use its best efforts to cause such new shelf registration statement to be declared effective within 60 days after the Renewal Deadline and (iv) promptly notify the Agents of such effectiveness. The Company will take all other action necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the expired Registration Statement. References herein to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(v) Ceasing Eligibility For Use of Automatic Shelf Registration Statement Form. If, at any time, during the term of this Agreement or otherwise when Shares purchased by an Agent as principal remain unsold, the Company receives a notice from the Commission pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Agents, (ii) promptly file a new shelf registration statement or post-effective amendment on the proper form relating to such Shares, in form and substance reasonably satisfactory to the Agents, (iii) use its commercially reasonable efforts to cause such new shelf registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Agents of such effectiveness. The Company will take all other action reasonably necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible.

References herein to the “Registration Statement” shall include such new shelf registration statement or post-effective amendment, as the case may be.

Section 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Agents of copies of any preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Agents to investors, (iii) the preparation, issuance and delivery of the certificates for the Shares, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Agents, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Shares under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Shares, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Agents in connection with, the review by FINRA of the terms of sales of Shares (provided, however, that such fees and disbursement of the counsel for the Agents pursuant to clauses (v) and (viii) shall not exceed $25,000), (ix) the fees and expenses incurred in connection with the listing of the Shares on Nasdaq, (x) if the Company does not sell Shares with an aggregate gross sales price of at least $30,000,000 within 12 months of the date hereof, the reasonable documented out-of-pocket expenses of the Agents, including the reasonable fees, disbursements and expenses of counsel for the Agents in connection with this Agreement and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder which amount shall not exceed $125,000, and (xi) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for the sale of Shares caused by a breach of the representation contained in the second sentence of Section 1(iii) hereof.

Section 5. Conditions of Agents’ Obligations. The obligations of the Agents hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof at each Representation Date, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement and Filing of Prospectus. The Company shall have filed the Registration Statement with the Commission not earlier than three years prior to the date hereof and the Registration Statement became effective upon filing in accordance with Rule 462(e). The Company shall have filed with the Commission the Prospectus on or prior to the date of this Agreement and any subsequent Base Prospectus or Prospectus Supplement prior to any Applicable Time and related Settlement Date, as applicable, in each case in the manner and within the time period required by Rule 424(b), and each Issuer Free Writing Prospectus, if any, in the manner and within the time period required by Rule 433. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company shall have complied with any and all requests for additional information on the part of the Commission to the reasonable satisfaction of the Agents. The Company shall have paid the required Commission filing fees relating to the Shares as specified in Section 3(a) hereof.

(b) Opinion of Counsel for the Agents. On the date of this ATM Equity OfferingSM Sales Agreement, the Agents shall have received the favorable written opinion or opinions of Latham & Watkins LLP, counsel for the Agents, dated such date, with respect to such matters as the Agents may reasonably request. In giving such opinion or opinions, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the

State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Agents. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(c) Opinion of Counsel to the Company. On the date of this ATM Equity OfferingSM Sales Agreement, the Agents shall have received the favorable written opinion or opinions of Cleary Gottlieb Steen & Hamilton LLP, counsel to the Company, dated such date, to the effect set forth in Exhibit A hereto and to such further effect as the Agents may reasonably request.

(d) [Reserved.]

(e) Accountants’ Letter. On the date of this ATM Equity OfferingSM Sales Agreement, the Agents shall have received a letter from Ernst & Young LLP, dated such date, in form and substance reasonably satisfactory to the Agents, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus or any amendment or supplement thereto.

(f) Officer’s Certificate on Size of ATM Program. On the date of this ATM Equity OfferingSM Sales Agreement, the Company shall have furnished to the Agents a certificate of an executive officer of the Company, dated such date, in a form satisfactory to the Agents, stating the minimum gross sales price per share for sales of Shares pursuant to this Agreement and the maximum number of Shares that may be issued and sold pursuant to this Agreement or, alternatively, the maximum gross proceeds from such sales, as duly authorized by the Company’s board of directors or a duly authorized committee thereof. For the avoidance of doubt, this certificate may, at the Company’s election, be combined with the certificate provided for in Section 5(g).

(g) Officers’ Certificate for the Company. On the date of this ATM Equity OfferingSM Sales Agreement, there shall not have been, since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any Material Adverse Effect, and the Agents shall have received a certificate of the Chief Financial Officer and Treasurer of the Company, dated such date, to the effect that (A) there has been no such Material Adverse Effect, (B) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made on and as of such date, (C) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to such date and (iv) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(h) Listing. The Shares shall have been approved for listing, subject to official notice of issuance, on Nasdaq.

(i) Additional Documents. On the date of this ATM Equity OfferingSM Sales Agreement, counsel for the Agents shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to render the opinions or make the statements requested by the Agents, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions, contained herein; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as contemplated herein shall be reasonably satisfactory in form and substance to the Agents and counsel for the Agents.

(j) Termination of this ATM Equity OfferingSM Sales Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this ATM Equity OfferingSM Sales Agreement may be terminated by the applicable Agents by notice to the Company at any time, and any such termination shall be without liability of any party to any other party except the provisions of Sections 1, 3(h), 4, 6, 7, 12, 13, 15 and 16 hereof shall remain in full force and effect notwithstanding such termination.

Section 6. Indemnification; Contribution.

(a) The Company will indemnify and hold harmless each Agent and its respective affiliates (as such term is defined in Rule 501(b) of the 1933 Act Regulations (each, an “Affiliate”)), from and against any losses, claims, damages or liabilities, joint or several, to which such Agent and its respective Affiliates may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any road show or investor presentations made to investors by the Company, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Agents and their respective Affiliates for any legal or other expenses (including the fees and disbursements of counsel chosen by the Agents) reasonably incurred by such Agent and its respective Affiliates in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with any information relating to any Agent furnished to the Company in writing by such Agent expressly for use therein, it being understood and agreed that the only such information furnished by the Agents consists of the information described as such in in Section 14 hereof.

(b) Each Agent, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein, it being understood that the only such information furnished by any Agent consists of the information set forth in Section 14 hereof; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party. An indemnifying party shall not be required to indemnify an indemnified party for any amount paid or payable by the indemnified party in the settlement of any action, proceeding or investigation without the written consent of the indemnifying party, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Agents, on the other hand, from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, as the case may be, on the one hand, and the Agents, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, as the case may be, on the one hand, and the Agents, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, as the case may be, bear to the total underwriting discounts and commissions received by the Agents, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, as the case may be, on the one hand or the Agents, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred and documented by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Agents shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it and distributed to the public were offered to the public exceeds the amount of any damages which the Agents have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Agents’ obligations in this subsection (d) to contribute are several in proportion to their respective obligations and not joint.

(e) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Agents and each person, if any, who controls the Agents within the meaning of the 1933 Act and each Affiliate of the Agents; and the obligations of the Agents under this Section 6 shall be in addition to any liability which the Agents may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the 1933 Act.

Section 7. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of an Agent or its affiliates, selling agents, officers or directors or any person controlling such Agent, or the Company or its officers or directors, or any person controlling the Company and (ii) delivery of and payment for the Shares.

Section 8. Termination.

(a) This ATM Equity Offering SM Sales Agreement may be terminated for any reason, at any time, by either the Company or an Agent , as to itself, upon the giving of three days prior written notice to the other parties hereto.

(b) The applicable Agents may terminate a Terms Agreement to which they are a party, at any time at or prior to the Settlement Date, (i) if there has been, in such judgment of such Agents, since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse effect in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agents, impracticable or inadvisable to proceed with the completion of the offering of Shares contemplated by such Terms Agreement or to enforce contracts for the sale of such Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or Nasdaq, or (iv) if trading generally on the NYSE, the NYSE Amex or Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Entity, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to the systems of Clearstream Banking, société anonyme, or Euroclear Bank, S.A./N.V., in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(c) If the Company and two or more Agents enter into a Terms Agreement pursuant to which such Agents agree to purchase Shares from the Company as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Shares which it or they are obligated to purchase (the “Defaulted Shares”), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

(i) if the number of Defaulted Shares does not exceed 10% of the number of Shares to be so purchased by all of such Agents on the Settlement Date, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial purchase obligation bears to the purchase obligations of all nondefaulting Agents; or

(ii) if the number of Defaulted Shares exceeds 10% of the number of Shares to be so purchased by all of such Agents on the Settlement Date, such Terms Agreement shall terminate without liability on the part of any nondefaulting Agent.

No action taken pursuant to this Section 8(c) shall relieve any defaulting Agent from liability in respect of its default. In the event of any such default which does not result in a termination of such Terms Agreement, either the nondefaulting Agents or the Company shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

(d) In the event of any termination under this Section 8, neither party will have any liability to the other party hereto, except that (i) the Agents shall be entitled to any commissions earned in accordance with Section 2(b) hereof, (ii) if at the time of termination (a) an Agent shall own any Shares purchased by it as principal or (b) an offer to purchase any Shares has been accepted by the Company but the Settlement Date has not occurred, the covenants set forth in Section 3 hereof shall remain in effect until such Shares are resold or so delivered, as the case may be, and (iii) the covenant set forth in Section 3(h) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Section 6 hereof, and the provisions of Sections 7, 12, 13, 15 and 16 hereof shall remain in effect.

Section 9. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed to them c/o BofA, One Bryant Park, New York, New York 10036, Attention: Christine Roemer, email: christine.roemer@bofa.com, with a copy to ECM Legal; Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel, facsimile 646-291-1469; and Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, New York, 10020, Attention: Equity Capital Markets Desk, email US-ECM@mizuhogroup.com, with a copy to Office of the General Counsel at legalnotices@mizuhogroup.com; and notices to the Company shall delivered or sent by mail or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: General Counsel and Corporate Secretary.

Section 10. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) each purchase and sale of Shares pursuant to this Agreement, including the determination of the respective initial public offering prices of Shares, if any, and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the applicable Agents, on the other hand, (b) the Agents have not assumed and will not assume any advisory or fiduciary responsibility in favor of the Company or any of its subsidiaries or other affiliates with respect to any offering of Shares or the process leading thereto (irrespective of whether the applicable Agents have advised or are currently advising the Company or any of its subsidiaries or other affiliates on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (c) the Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (d) the Agents have not provided any legal, accounting, financial, regulatory or tax advice to the Company or any other person or entity with respect to any offering of Shares and the Company has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate.

Section 11. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 12, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 12.Parties. This Agreement shall each inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, their respective affiliates and selling agents, the Company and their respective successors and the controlling persons and officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, their respective affiliates and selling agents, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares shall be deemed to be a successor by reason merely of such purchase.

Section 13. Trial by Jury. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), and the Agents hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 14. Information Provided by the Agents. The parties hereto acknowledge and agree that the only information provided by the Agents to the Company specifically for use in the Registration Statement, the General Disclosure Package or the Prospectus shall be the names set forth on the cover page of and in the final sentence of the second paragraph under the heading “Plan of Distribution” in the Prospectus Supplement.

Section 15. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Section 16. Consent to Jurisdiction; Waiver of Immunity. Each of the Company and the Agents agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to a party’s address set forth in Section 9 hereof shall be effective service of process upon such party for any suit, action or proceeding brought in any Specified Court. Each of the Company and the Agents irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

Section 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 18. Tax Treatment Disclosure. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any and all persons the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Agents imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means U.S. federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

Section 19. Counterparts and Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

Section 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agents and the Company in accordance with its terms.

Very truly yours,

Sabre Corporation

By:	/s/ Brian Evans
Name: Brian Evans
Title: Vice President and Treasurer

Accepted as of the date hereof:

BofA Securities, Inc.

By:	/s/ Ric Spencer
Name: Ric Spencer
Title: Managing Director

Citigroup Global Markets Inc.

By:	/s/ Omar Hussein
Name: Omar Hussein
Title: Director

Mizuho Securities USA LLC

By:	/s/ Mariano Gaut
Name: Mariano Gaut
Title: Managing Director

Annex I

Sabre Corporation

Common Stock

($0.01 par value)

TERMS AGREEMENT

[ADDRESS OF AGENTS]

Ladies and Gentlemen:

Sabre Corporation, a Delaware corporation (the “Company”), proposes, on the basis of the representations and warranties, and subject to the terms and conditions, stated herein and in the ATM Equity OfferingSM Sales Agreement, dated August [•], 2021 (the “Sales Agreement”), between the Company and the agents party thereto, to issue and sell to [•] and [•] as principal for resale (collectively, the “Underwriters”), and the Underwriters severally agree to purchase from the Company the shares of Common Stock specified in the Schedule A hereto (the “[Initial] Securities”), [and to grant to the Underwriters the option to purchase the additional shares of Common Stock specified in the Schedule A hereto (the “Option Securities”, and together with the Initial Securities, the “Securities”)]*,[in each case] * on the terms specified in Schedule A hereto.    Capitalized terms but and not defined herein have the respective meanings ascribed thereto in the Sales Agreement.

[The Company grants an option to the Underwriters, severally and not jointly, to purchase up to an additional [•] Option Securities at the price per share set forth in Schedule A hereto, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Underwriters to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriters, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Settlement Date (as defined below). If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as [BofA] in its sole discretion shall make to eliminate any sales or purchases of fractional shares. For purposes of clarity, the parties hereto agree that the officers’ certificate, opinions and letter of counsel and accountants’ letter referred to in Section 3(o), (p) and (q), respectively, of the Sales Agreement are required to be delivered by or on behalf of the Company on the Settlement Date.]*

Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Latham & Watkins LLP, or at such other place as shall be agreed upon by the Underwriters and the Company, at 9:00 A.M. (New York City time) on the second (or third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 8(c) of the Sales Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called “Settlement Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriters and the Company, on each Date of Delivery as specified in the notice from the Underwriters to the Company.

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Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Underwriters for their respective accounts for the Securities to be purchased by them. It is understood that each Underwriter has authorized [•] as representative of the Underwriters, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. [•], individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Settlement Date or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

Each of the provisions of the Sales Agreement not related solely to the Agents, as agents of the Company, is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if each such provision had been set forth in full herein. Each of the representations and warranties set forth in the Sales Agreement shall be deemed to have been made at and as of the date of this Terms Agreement and, the Applicable Time and any Date of Delivery.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

THIS TERMS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Very truly yours,

Sabre Corporation

By:
Name:
Title:

Accepted as of the date hereof:

[Underwriters]

By:
Name:
Title:

* Include only if the Underwriters have an option to purchase additional shares of Common Stock from the Company.

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